SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2001

MANPOWER INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	1-10686 (Commission file number)	39-1672779 (IRS Employer Identification No.)

5301 North Ironwood Road
Milwaukee, Wisconsin 53217
(Address of principal executive offices)

Registrant's telephone number, including area code: (414) 961-1000

Item 5. Other Events.

       On August 13, 2001, Manpower Inc. (the "Company") issued a press release announcing an offering of zero-coupon convertible debentures. On August 14, 2001, the Company issued a press release announcing the pricing of the zero-coupon convertible debentures. The Press Releases are attached hereto as exhibits and are incorporated herein by reference, except for references to the Company's website and the information contained therein.

Item 7. Exhibits.
Exhibit No.	Description
99.1	Press Release dated August 13, 2001.
99.2	Press Release dated August 14, 2001.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Date: August 14, 2001	/s/ George P. Herrmann George P. Herrmann Vice President, Finance & Treasurer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated August 13, 2001.
99.2	Press Release dated August 14, 2001.